UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2012

CNL Healthcare Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-54685	27-2876363
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification no.)

450 South Orange Ave.

Orlando, Florida 32801

(Address of principal executive offices)

Registrant’s telephone number, including area code: (407) 650-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

See the disclosure under Items 2.01 and 2.03 of this report on Form 8-K, which is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Properties.

HarborChase of the Villages Development Project

On August 29, 2012, CNL Healthcare Trust, Inc. (“we” or the “Company”), through the Company’s wholly-owned subsidiary formed for such purpose, CHT HarborChase Assisted Living Owner, LLC (“CHT HarborChase”), acquired from Ronald D. Brown, an unaffiliated third party, approximately 5.03 acres of land adjacent to The Villages in Lady Lake, Sumter County, Florida (the “HarborChase Site”) along with certain related personal and intangible property and improvements, for a purchase price of $2.15 million. The acquired property is to be used for the construction and development of an assisted living and memory care facility consisting of a, 96-unit, two-story building totaling approximately 91,000 square feet on the CHT HarborChase site to be known as HarborChase of Villages Crossing (the “HarborChase Community”). The HarborChase Community will consist of 30 memory care units and 66 assisted living units, with an estimated total occupancy of 112 residents.

On that same date, CHT HarborChase and Harbor Retirement Associates, LLC (“HRA”) entered into a Development Agreement (the “Development Agreement”) whereby HRA will develop the HarborChase Community based upon an estimated construction and lease-up budget of $19.5 million. CHT HarborChase will pay HRA a development fee equal to approximately $754,405. Thirty percent of the development fee will be paid at funding of the Synovus Loan (as defined and described below) with the remaining 70% to be paid in equal installments over the course of the construction period, of which 30% will be held in a developer holdback account and released to HRA after completion of the construction at such time as certain debt service coverage ratios for the Synovus Loan are achieved. Pursuant to the Development Agreement, if the HarborChase Community is completed for less than the total construction budget, HRA will receive 50% of the cost savings not to exceed 2% of the total construction budget.

Also on that same date, CHT HarborChase TRS Tenant Corp (CHT HarborChase TRS”) a wholly-owned subsidiary of the Company formed to operate the senior living facility, entered into a Pre-Opening Services and Management Agreement (the “Management Agreement”) with Harbor Villages Management, LLC, an affiliate of HRA (“HVM”), pursuant to which HVM will manage the operations of the HarborChase Community for a term of 15 years. Under the terms of the Management Agreement, HVM will be paid a monthly pre-opening services fee until the facility opens, and thereafter a monthly operating fee and a quarterly incentive management fee. Commencing after certain occupancy targets or dates are achieved, a portion of the operating fee is subject to subordination in the event defined net operating income (“NOI”) thresholds are not met. HVM has the ability to recover subordinated management fees, or may be required to refund incentive management fees received, within the calendar year in which the shortfall or surplus to the NOI thresholds commenced.

HVM may terminate the Management Agreement in the event we default under any material provision of the Management Agreement. We may terminate the Management Agreement if HVM causes the licenses for operation of HarborChase Community to be terminated or revoked resulting in cessation of operations or if bankruptcy proceedings are brought by or against HVM.

In addition, CHT HarborChase TRS may terminate the Management Agreement without a fee if NOI is less than a targeted threshold amount during any defined measurement period other than due to a force majeure event or major repairs or improvements to the HarborChase Community. To avoid such termination, HRA may agree to subordinate its operating fee for the amount of the shortfall, provided that HRA may not exercise its subordination more than two times in a period of three trailing calendar years. Beginning on August 29, 2018, we also have the right to terminate the Management Agreement without cause subject to payment to HVM of a termination fee based on the average of the operating fee and incentive fee accrued or earned by HVM during the three full calendar months preceding the date of such termination, multiplied by the lesser of the remaining number of months in the term of the Management Agreement or 60 months.

Also on August 29, 2012, CHT HarborChase and HRA entered into a promoted interest agreement (“Promoted Interest Agreement”) whereby at any date after certain NOI targets and total return targets are met (the “Promote Eligibility Threshold”), HRA is entitled to additional consideration based on various percentages of the assumed profit from a deemed sale of the HarborChase Community, provided HRA elects to receive such payment prior to the fifth anniversary of the opening of the HarborChase Community.

Pursuant to the Promoted Interest Agreement, subject to certain exceptions, until the earliest of (i) the Promote Eligibility Threshold is met, (ii) termination of the Promoted Interest Agreement, or (iii) the fifth anniversary of the opening of the HarborChase Community, neither CHT HarborChase nor any of its affiliates may develop a new senior housing property or expand an existing senior housing property within a five-mile radius of the HarborChase Community. HRA, HVM and their respective affiliates are also subject to similar non-compete provisions.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

In connection with the HarborChase Community development project, CHT HarborChase and Synovus Bank (“Synovus”) entered into a loan agreement dated August 29, 2012 (the “Synovus Loan Agreement”) pursuant to which Synovus will provide financing for the acquisition of the land and the construction of the HarborChase Community in an aggregate amount of approximately $17.3 million (the “Synovus Loan”). In connection with the Synovus Loan, a loan commitment fee of 75 basis points was paid at closing of the Synovus Loan. Prior to any advance under the Synovus Loan Agreement (other than a $1,000 advance at closing), CHT HarborChase is required to fund approximately $4.3 million in equity prior to receiving any further advances under the Synovus Loan.

The Synovus Loan matures on September 1, 2017 (the “Loan Maturity”) and bears interest payable monthly at the LIBOR Rate (as defined in the Synovus Loan) plus 3.2% from September 1, 2012 through Loan Maturity.

The Synovus Loan represents 80% of the total project budget for development of the HarborChase Community. Until September 1, 2015, only monthly payments of interest are due with respect to the Synovus Loan. Thereafter, monthly payments of principal based upon a 30-year amortization are due with respect to the Synovus Loan with all unpaid principal and interest due on September 1, 2017.

The Synovus Loan is secured by, among other things, (i) a first lien in favor of Synovus on the HarborChase Community, (ii) assignment to Synovus of future HarborChase Community leases and rents, (iii) assignment to Synovus of the Company’s rights under the Management Agreement; (iv) assignment to Synovus of CHT HarborChase’s rights under the Development Agreement and (v) establishment by CHT HarborChase of a debt service reserve escrow fund. The Synovus Loan Agreement contains certain covenants related to debt service coverage, debt yield and occupancy for the HarborChase Community.

The project budget for the development of the HarborChase Community includes a line item in the amount of approximately $1.8 million to be used to fund operating deficits for the project (the “Budgeted Operating Deficit”). In connection with the Synovus Loan, we executed a guaranty in favor of Synovus of (a) certain recourse obligations of Borrower and (b) the payment of any additional operating deficit of the project in excess of the Budget Operating Deficit up to a maximum amount of $1.8 million, should the project Budgeted Operating Deficit be fully advanced by Synovus and should the project fail to achieve and maintain certain debt service coverage ratios through Loan Maturity (the “Additional Operating Deficit Guaranty”). However, the Additional Operating Deficit Guaranty will cease and terminate upon the earliest of (i) a $1.8 million reduction in the outstanding principal amount of the Synovus Loan or (ii) (a) achievement of certain debt service coverage, and (b) the HarborChase Community’s achievement of certain occupancy thresholds.

The estimated construction completion date of the HarborChase Community is October 2013, with initial occupancy to occur in November 2013, although there is no guarantee that completion will occur as projected.

The transactions contemplated by the HarborChase Community development and related agreements and the Synovus Loan closed on August 29, 2012.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired

If applicable, the required financial statements for the transaction described in Item 2.01 above will be filed under cover of a Form 8-K/A as soon as practicable and no later than 71 days after the date on which this initial Current Report on Form 8-K is required to be filed.

(b)	Pro Forma Financial Information

If applicable, the required pro forma financial information for the transaction described in Item 2.01 above will be filed in accordance with Article 11 under cover of a Form 8-K/A as soon as practicable and no later than 71 days after the date on which this initial Current Report on Form 8-K is required to be filed.

(c)	Not applicable

(d)	Exhibits

10.1	Contract For Sale and Purchase made as of January 26, 2012, by and between Ronald D. Brown and Harbor Retirement Associates, LLC (Filed herewith.)

10.2

Assignment and Assumption of Contract for Purchase and Sale effective as of August 29, 2012, by and between Harbor Retirement Associates, LLC, CHT HarborChase Assisted Living Owner, LLC, and Ronald D. Brown (Filed herewith.)

10.3	Loan Agreement made as of August 29, 2012, by and between CHT HarborChase Assisted Living Owner, LLC and Synovus Bank (Filed herewith.)

10.4	Promissory Note ($17,328,027) dated August 29, 2012, made by CHT HarborChase Assisted Living Owner, LLC in favor of Synovus Bank (Filed herewith.)

10.5	Mortgage and Security Agreement dated August 29, 2012, by CHT HarborChase Assisted Living Owner, LLC in favor of Synovus Bank (Filed herewith.)

10.6	Guaranty dated August 29, 2012, given by CNL Healthcare Trust, Inc. f/b/o Synovus Bank (Filed herewith.)

10.7	Development Agreement dated August 29, 2012, by and among Harbor Retirement Associates, LLC and CHT HarborChase Assisted Living Owner, LLC (Filed herewith.)

10.8	Pre-Opening Services and Management Agreement dated August 29, 2012, between CHT HarborChase TRS Tenant Corp. and Harbor Villages Management, LLC (Filed herewith.)

99.1	Press Release dated September 5, 2012 (Filed herewith.)

Statement Regarding Forward-Looking Information

The information above contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements generally are characterized by the use of terms such as “may,” “will,” “should,” “plan,” “anticipate,” “estimate,” “intend,” “predict,” “believe” and “expect” or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, the Company’s actual results could differ materially from those set forth in the forward-looking statements due to a variety of risks, uncertainties and other factors, including but not limited to, the factors detailed in the Company’s prospectus dated March 12, 2012, the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, and other documents filed from time to time with the Securities and Exchange Commission.

Some factors that might cause such a difference include, but are not limited to, the following: risks associated with the Company’s investment strategy; risks associated with the real estate markets in which the Company invests; risks associated with the use of debt to finance the Company’s business activities, including refinancing and interest rate risk and the Company’s failure to comply with its debt covenants; the Company’s failure to obtain, renew or extend necessary financing or to access the debt or equity markets; availability of proceeds from the Company’s offering of shares; competition for properties and/or tenants in the markets in which the Company engages in business; the impact of current and future environmental, zoning and other governmental regulations affecting the Company’s properties; the Company’s ability to make necessary improvements to properties on a timely or cost-efficient basis; defaults on or non-renewal of leases by tenants; failure to lease properties at all or on favorable terms; unknown liabilities in connection with acquired properties or liabilities caused by property managers or operators; the Company’s failure to successfully manage growth or integrate acquired properties and operations; material adverse actions or omissions by any joint venture partners, if applicable; increases in operating costs and other expense items and costs, uninsured losses or losses in excess of the Company’s insurance coverage; the impact of outstanding or potential litigation; risks associated with the Company’s tax structuring; the Company’s failure to qualify and maintain its status as a real estate investment trust and the Company’s ability to protect its intellectual property and the value of its brand. Given these uncertainties, we caution you not to place undue reliance on such statements. We undertake no obligation to publicly release the results of any revisions to these forward looking-statements that may be made to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 5, 2012	CNL HEALTHCARE TRUST, INC.

/s/ Joseph T. Johnson
	Name:	Joseph T. Johnson
	Title:	Senior Vice President, Chief Financial Officer and Treasurer